UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 1, 2004
(Date of earliest event reported)

MarketWatch.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50562	27-0064104
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

825 Battery Street
San Francisco, California    94111
(Address of principal executive offices including zip code)

(415) 733-0500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On April 1, 2004, Thomson Financial and MarketWatch.com, Inc. jointly issued a press release to announce a partnership to develop a new, tailored online news service.

The joint press release of Thomson Financial and MarketWatch.com, Inc., dated April 1, 2004, attached and filed herewith as Exhibit 99.1, is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release of Thomson Financial and MarketWatch.com, Inc. dated April 1, 2004. PDF

PDF    Also provided in PDF as a courtesy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

MarketWatch.com, Inc.

By:	/s/ JOAN P. PLATT

Name: Joan P. Platt
Title: Chief Financial Officer

Dated: April 14, 2004